SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2003

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, St. Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, include area code: 651-293-2233

(Not applicable)
(Former name or former address, if changed from last report.)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

(99)  Ecolab Inc. News Release dated April 22, 2003.

Item 9. Regulation FD Disclosure (Information furnished in this Item 9 is furnished under Item 9 and Item 12, Results of Operations and Financial Condition).

The following information is being furnished under Items 9 and 12 of Form 8-K, pursuant to interim guidance issued by the Securities and Exchange Commission in Release No. 33-8216 dated March 27, 2003.

On April 22, 2003, Ecolab Inc. (“Ecolab”) announced earnings for the first quarter ended March 31, 2003.  A copy of the News Release issued by Ecolab in connection with this report under Item 12 is attached as Exhibit (99) and incorporated by reference herein.  Ecolab also will publish the News Release, including the supplemental information contained therein, on its website at http://www.ecolab.com/investor/.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

		By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Assistant Secretary

Date:	April 22, 2003

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)	Ecolab Inc. News Release dated April 22, 2003.	Filed herewith electronically.